Exhibit 10.1

FIRST AMENDMENT TO SHARED SERVICES AGREEMENT

THIS FIRST AMENDMENT TO SHARED SERVICES AGREEMENT (this “Amendment”) dated July 31, 2014, with an effective of July 24, 2014 (the “Effective Date”) is entered into by and among B.C. ZIEGLER AND COMPANY, a Wisconsin corporation (“Ziegler”), PHYSICIANS REALTY TRUST, a Maryland real estate investment trust (the “REIT”) and PHYSICIANS REALTY L.P., a Delaware limited partnership (the “Operating Partnership”)(the REIT and the Operating Partnership, collectively referred to herein as “PRT”).

W I T N E S S E T H:

WHEREAS, Ziegler and PRT are parties to that certain Shared Services Agreement dated July 24, 2013 (the “Agreement”); and

WHEREAS, Ziegler and PRT desire to amend the Agreement to revise the scope of services, term and compensation provisions set forth therein.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2.                                      Notwithstanding any provision in the Agreement to the contrary, including the provisions of Section 2.1 of the Agreement, Ziegler and PRT hereby agree to reduce the Shared Services to be provided by Ziegler as of the Effective Date.  Accordingly, as of Effective Date, the parties acknowledge and agree that the Shared Services shall be reduced, and Ziegler shall only be required to provide, the Shared Services identified on Schedule A attached hereto and incorporated by reference herein.  Further, Schedule A attached to the Agreement is hereby deleted in its entirety and shall be replaced with Schedule A attached to this Amendment.

3.                                      Ziegler and PRT further agree to reduce the Initial Term of the Agreement to a period of two (2) years.  Accordingly, Section 4.1 of the Agreement is hereby amended to reduce the Initial Term to a period of two (2) years from the effective date of the Agreement.

4.                                      Upon such reduction in Shared Services, the monthly fee to be paid by PRT to Ziegler shall be Six Thousand and 00/100 Dollars ($6,000.00), due and payable in cash on the first day of each month during the remainder of the Term.  In addition to the payment for the Shared Services, the foregoing monthly fee includes the rent payable by PRT to Ziegler under the Sublease for the office space described in Schedule A attached hereto.

5.                                      Ziegler and PRT further agree that as additional consideration for the execution of this Amendment and the agreements set forth herein, PRT shall make a one-time payment to Ziegler of One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00), which may be paid in cash or in unrestricted shares of the REIT common stock (“REIT Shares”) as determined by PRT in its sole discretion on or prior to August 31, 2014.  If PRT elects to make the payment in REIT Shares, (a) the shares shall be transferred to Ziegler on the date of effectiveness of the REIT’s shelf registration statement on Form S-3 and any required prospectus thereunder (the date of transfer of the REIT Shares, the “Transfer Date”) and (b)the number of REIT Shares shall be determined by dividing One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00) by the PRT Trading Price. The “PRT Trading Price” means the average per share closing price, rounded to two decimal points, of the REIT common stock on the New York Stock Exchange (as reported by the Wall Street Journal website, http://quotes.wsj.com/DOC/historical-prices, or its successor) for the period of three (3) consecutive trading days ending on the last full trading day prior to the Transfer Date.

6.                                      The Agreement, as amended by this Amendment, is hereby ratified and affirmed and, except as expressly amended hereby, all other terms and provisions of the Agreement remain unchanged and continue to be in full force and effect.

7.                                      The terms of this Amendment shall control over any conflicts between the terms of the Agreement and the terms of this Amendment.

8.                                      This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Signatures transmitted via facsimile or in PDF format by electronic mail shall be binding upon the parties hereto with the same force and effect as original signatures.

(Signatures contained on following pages)

IN WITNESS WHEREOF, the parties have executed this First Amendment to Shares Services Agreement as of the date first written above.

PHYSICIANS REALTY TRUST

By:	/s/ John T. Thomas
John T. Thomas, President and
Chief Executive Officer

PHYSICIANS REALTY L.P.

By: Physicians Realty Trust, its general partner

By:	/s/ John T. Thomas
John T. Thomas, President and
Chief Executive Officer

B.C. ZIEGLER AND COMPANY

By:	/s/ Thomas R. Paprocki
Name:	Thomas R. Paprocki
Title:	CEO and President